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                                                                    EXHIBIT 23.2

                      Consent of Independent Accountants


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 22, 1998, with respect to the financial statements of the Paloma Golf Courses included in the Amendment No. 1 to Registration Statement (Form S-11, No. 333-52669) and related Prospectus of Presidio Golf Trust for the registration of 6,540,000 shares of the common stock.




Newport Beach, California                                 /s/ ERNST & YOUNG LLP
July 8, 1998
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                       Consent of Independent Auditors



We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 7, 1996 (except for Note 9, as to which the date is February 23, 1996) with respect to the financial statements of Olympus/Montclair - Chicago General Partnership included in Amendment No. 1 to the Registration Statement (Form S-11, No. 333-52669) and related Prospectus of Presidio Golf Trust for the registration of 6,540,000 shares of its common stock.



Dallas, Texas                                           /s/ ERNST & YOUNG LLP
July 6, 1998
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                       CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 1, 1996, with respect to the financial statements of Pacific Golf Inc., included in Amendment No. 1 to the Registration Statement (Form S-11) and related Prospectus of Presidio Golf Trust for the registration of 6,540,000 shares of its common stock.


July 8, 1998                                    /s/ ERNST & YOUNG LLP
Orlando, Florida